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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report (Date of earliest event reported)      December 20,1996

                             (December 12, 1996)

Commission File Number                        0-11655

                              NTS-PROPERTIES IV
            (Exact name of registrant as specified in its charter)

         Kentucky                                         61-1026356
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                  No.)

   10172 Linn Station Road
   Louisville, Kentucky                                       40223
(Address of principal executive                            (Zip Code)
offices)

Registrant's telephone number,
including area code                                       (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report




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Item 5.      Other Items


             The Partnership has received notice that Philip Crosby Associates, Inc. (Crosby) does not intend to pay full rental due under its lease from and after January 1997. Crosby leases the majority of the space in University Business Center Phase II. The business center is owned by the Lakeshore/University II Joint Venture of which the Partnership has an 18% interest. The rental income from this property accounts for approximately 6% of the Partnership's total revenues. The Joint Venture is presently evaluating what options and remedies may be available should Crosby choose to so default under its lease.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 NTS-PROPERTIES IV
                                                     (Registrant)

                                           BY:   NTS-Properties Associates IV
                                                 BY: NTS Capital Corporation,
                                                       General Partner


                                                       /s/ John W. Hampton
                                                       John W. Hampton
                                                       Senior Vice President



Date:   December 20, 1996




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